Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097

NEWS RELEASE

For media information:	For investor information:

Mike O’Sullivan	Gregg Swearingen
(937) 242-4786	(937) 242-4600
mike.osullivan@teradata.com	gregg.swearingen@teradata.com

For Release on August 4, 2011

Teradata Announces 2011 Second Quarter Results

•	Revenue growth of 24 percent in the second quarter of 2011

•	GAAP EPS was $0.60 in the second quarter of 2011, versus $0.44 in prior-year period

•	Non-GAAP EPS in second quarter 2011 was $0.60 versus $0.46 in prior-year period(2)

•	Cash from Operations increased $117 million from the second quarter of 2010

•	Increasing revenue and EPS guidance for 2011

ATLANTA – Teradata Corporation (NYSE: TDC) reported revenue of $581 million for the quarter ended June 30, 2011, an increase of 24 percent from $470 million in 2010. The second quarter revenue comparison included 6 percentage points of benefit from currency translation.(1)

A number of special items were included in Teradata’s results reported under U.S. Generally Accepted Accounting Principles (GAAP) for the second quarter of 2011, including $28 million of gains from equity investments, which offset $6 million of acquisition-related purchase accounting adjustments; $9 million of amortization of acquisition-related intangible assets; $10 million of transaction, integration and reorganization costs; and $8 million of stock-based compensation expense. Included in the prior year quarter’s results was $6 million of stock-based compensation expense.

Gross margin in the second quarter was 54.4 percent compared to 57.0 percent in the second quarter of 2010. Excluding the special items mentioned above, gross margin was 55.9 percent in the second quarter of 2011, compared to 57.0 percent in the second quarter of 2010.(2) The decrease in non-GAAP gross margin from the strong prior-year period resulted from a significant increase in consulting services revenue which generates lower gross margin than product revenue.

Net income reported for the second quarter of 2011 was $103 million, or $0.60 per diluted share, which compared to net income of $74 million, or $0.44 per diluted share, in the second quarter of 2010. Excluding the special items, non-GAAP EPS was $0.60 in the second quarter of 2011, versus $0.46 in the second quarter of 2010.(2)

“Teradata has been executing well on our growth strategies, which led to 21 percent revenue growth in the first half of 2011, as well as the highest number of new customer additions in the last ten years,” said Mike Koehler, president and chief executive officer of Teradata Corporation. “Today’s market dynamics favor Teradata, as companies strive to work with increasing volumes and complexities of data to gain new insights for competitive advantage. The Teradata team remains relentlessly focused on serving our customers, accelerating growth, and extending our leadership positions in data warehousing and integrated marketing.”

Regional Operating Segment Results

Teradata reports its results in three regional operating segments.

Americas

Teradata generated $339 million of revenue in its Americas region in the second quarter of 2011, up 21 percent from $281 million in the second quarter of 2010. Currency translation benefited revenue growth in the Americas by 1 percentage point in the second quarter. (1)

Gross margin in the Americas region in the second quarter of 2011 was 57.2 percent, versus 60.9 percent achieved in the second quarter of 2010. The decrease in reported gross margin from the strong prior-year period resulted from a significant increase in consulting services revenue which generates lower gross margin than product revenue, as well as lower product gross margin due to deal mix and increased amortization of capitalized software development cost and acquired technology.

Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region in the second quarter of 2011 was $145 million, up 34 percent from $108 million generated in the second quarter of 2010. Currency translation benefited the revenue comparison in the EMEA region by 14 percentage points. (1)

Gross margin in the EMEA region in the second quarter of 2011 was 52.4 percent, versus 52.8 percent reported in the second quarter of 2010, primarily due to the greater proportion of consulting revenue as compared to the prior-year period.

Asia Pacific / Japan (APJ)

Teradata generated $97 million of revenue in its APJ region in the second quarter of 2011, a 20 percent increase from $81 million in the second quarter of 2010. The revenue comparison in the APJ region benefited by 12 percentage points from currency translation.(1)

Gross margin in the APJ region in the second quarter of 2011 was 47.4 percent, compared to 49.4 percent in the second quarter of 2010, as lower services margins were offset in part by a greater proportion of product revenue as compared to the second quarter of 2010.

Operating Income

Second-quarter operating income of $110 million improved from $106 million reported in the second quarter of 2010. Excluding the items previously mentioned, non-GAAP operating income increased 28 percent to $143 million.(2) In the quarter, higher revenue more than offset increased selling, general and administrative expense and research and development expense, as well as the inclusion of Aprimo and Aster Data ongoing operating expenses.

Other Items

Other Income of a net $27 million in the quarter included the benefit of $28 million of gains from equity investments.

The effective income tax rate in the second quarter of 2011 was 25 percent, which compared to a 30 percent tax rate in the prior-year period. The lower tax rate in the second quarter of 2011 resulted from a non-taxable equity gain related to Aster Data and a lower mix of U.S.-based earnings, compared to the percentage of income generated internationally.

Cash Flow

During the second quarter of 2011, Teradata generated $179 million of cash from operating activities, compared to $62 million in the prior-year period. The increase in cash from operating activities was primarily benefited from collections of receivables. Capital expenditures in the second quarter totaled $33 million compared to $23 million in the second quarter of 2010. Teradata generated $146 million of free cash flow (cash from operations less capital expenditures for property and equipment and additions to capitalized software) (3) in the second quarter of 2011, versus $39 million in the same period in 2010.

During the first six months of 2011, Teradata generated $285 million of cash from operating activities, compared to $200 million in the prior-year period. Capital expenditures in the first half of 2011 were $60 million, compared to $44 million in the same period in 2010. During the first six months of 2011, Teradata generated $225 million of free cash flow, versus $156 million in the same period in 2010.

	$146	$146	$146	$146
	For the Periods Ended June 30
	(in millions)
	Three Months		Six Months
	2011	2010	2011	2010

Net Income (GAAP)	$103	$74	$168	$141

Cash provided by operating activities (GAAP)	$179	$62	$285	$200
Less capital expenditures for:
Expenditures for property and equipment	(14)	(11)	(22)	(17)
Additions to capitalized software	(19)	(12)	(38)	(27)

Total capital expenditures	(33)	(23)	(60)	(44)

Free Cash Flow (non-GAAP measure) (3)	$146	$39	$225	$156

Balance Sheet

Teradata ended the second quarter of 2011 with $682 million in cash and short-term investments, a $96 million decrease from March 31, 2011, primarily due to acquisition and share repurchase activity. During the quarter Teradata used $38 million to repurchase approximately 720,000 shares.

As of June 30, 2011, Teradata had total debt of $300 million outstanding under a new 5-year term loan. Additionally, Teradata has $300 million of funds available through a pre-arranged credit facility, however had no borrowings related to the credit facility as of June 30, 2011.

2011 Outlook

Teradata is increasing its expectation for full-year 2011 revenue growth to 18-20 percent. Teradata anticipates that currency fluctuations will benefit the year-over-year revenue comparison by approximately 4 percentage points, based on currency rates on July 29, 2011.

GAAP earnings per share in 2011 is expected to be in the $1.91 to $1.99 range. Teradata is increasing its expectation for full-year non-GAAP EPS guidance to $2.20 to $2.28.(2) Teradata excludes gains from equity investments, estimated purchase accounting adjustments, amortization of acquisition-related intangible assets, stock-based compensation expense, as well as transaction, integration and reorganization costs to arrive at non-GAAP earnings per share.

2011 Second-Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s second-quarter 2011 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s largest company focused on raising intelligence through data warehousing, big data analytics and integrated marketing management. Our customers trust Teradata’s innovative products and services expertise to deliver measurable business value. Please visit teradata.com for details.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency schedule on the Investor Relations page of the company’s web site www.teradata.com/investor.

	For the Periods Ended June 30
	(in millions)
	Three Months				Six Months
Revenue	2011	2010	% Chg As Rept’d	% Chg CC	2011	2010	% Chg As Rept’d	% Chg CC

Products (software/hardware)	$269	$223	21%	16%	$504	$423	19%	16%

Consulting services	177	132	34%	25%	322	249	29%	23%
Maintenance services	135	115	17%	13%	261	227	15%	11%

Total services	312	247	26%	19%	583	476	22%	17%

Total revenue	$581	$470	24%	18%	$1,087	$899	21%	17%

By segment/region	2011	2010	% Chg As Rept’d	% Chg CC	2011	2010	% Chg As Rept’d	% Chg CC
Americas region	$339	$281	21%	20%	$646	$533	21%	20%
EMEA region	145	108	34%	20%	270	214	26%	18%
APJ region	97	81	20%	8%	171	152	13%	3%

Total revenue	$581	$470	24%	18%	$1,087	$899	21%	17%

2.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP EPS, non-GAAP operating income and non-GAAP gross margin which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and earnings per diluted share, or EPS, under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as EPS, gross margin and operating income, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allows investors a view to the company’s operating results during the integration period of the acquisitions of Aprimo and Aster Data, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

(a) Earnings Per Share Reconciliation of GAAP to Non-GAAP Measures

	Q2 2011	Q2 2010	2011 Guidance

Diluted Earnings Per Share (GAAP)	$0.60	$0.44	$1.91 - $1.99
Excluding:
Gain from equity investments	(0.13)		(0.13)
Stock-based compensation expense	0.03	0.02	0.12

Purchase accounting adjustments	0.02		0.07
Amortization of acquisition-related intangible assets	0.03		0.10
Transaction, integration and reorganization related costs	0.05		0.13

Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.60	$0.46	$2.20 - $2.28

(b) Gross Margin Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended June 30
	Three Months			Six Months
	2011	2010	% chg	2011	2010	% chg

Gross Margin (GAAP)	$316	$268	18%	$591	$504	17%
% of Revenue	54.4%	57.0%		54.4%	56.1%

Excluding:
Stock-based compensation expense	1			2	1

Purchase accounting adjustments	6			12
Amortization of acquisition-related intangible assets	6			7
Transaction, integration and reorganization related costs				2

Adjusted Gross Margin (Non-GAAP)	$329	$268	23%	$614	$505	22%

% of Revenue (non-GAAP)	55.9%	57.0%		55.8%	56.2%

(c) Operating Income Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended June 30
	Three Months			Six Months
	2011	2010	% chg	2011	2010	% chg

Operating Income (GAAP)	$110	$106	4%	$201	$192	5%
% of Revenue (GAAP)	18.9%	22.6%		18.5%	21.4%

Excluding:

Stock-based compensation expense	8	6		17	11

Purchase accounting adjustments	6			12

Amortization of acquisition-related intangible assets	9			12

Transaction, integration and reorganization related costs	10			17

Adjusted Operating Income (Non-GAAP)	$143	$112	28%	$259	$203	28%

% of Revenue (non-GAAP)	24.3%	23.8%		23.5%	22.6%

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation or as a substitute for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the enterprise data warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended June 30
	Three Months			Six Months
	2011	2010	% Chg	2011	2010	% Chg
Revenue

Products	$269	$223	21%	$504	$423	19%
Services	312	247	26%	583	476	22%

Total revenue	581	470	24%	1,087	899	21%

Product gross margin	176	152		332	280
% of Revenue	65.4%	68.2%		65.9%	66.2%
Services gross margin	140	116		259	224
% of Revenue	44.9%	47.0%		44.4%	47.1%

Total gross margin	316	268		591	504
% of Revenue	54.4%	57.0%		54.4%	56.1%

Selling, general and administrative expenses	165	126		315	244
Research and development expenses	41	36		75	68

Income from operations	110	106		201	192
% of Revenue	18.9%	22.6%		18.5%	21.4%

Other income, net	27	—		26	—

Income before income taxes	137	106		227	192
% of Revenue	23.6%	22.6%		20.9%	21.4%

Income tax expense	34	32		59	51

% Tax rate	25%	30%		26%	27%

Net income	$103	$74		$168	$141

% of Revenue	17.7%	15.7%		15.5%	15.7%

Net income per common share
Basic	$0.61	$0.44		$1.00	$0.84
Diluted	$0.60	$0.44		$0.98	$0.83

Weighted average common shares outstanding
Basic	168.7	167.0		168.5	167.4
Diluted	172.4	169.8		172.1	170.2

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	June 30, 2011	March 31, 2011	December 31, 2010
Assets

Current assets
Cash and cash equivalents	$682	$778	$883
Accounts receivable, net	416	467	402
Inventories	59	66	65
Other current assets	65	56	56

Total current assets	1,222	1,367	1,406

Property and equipment, net	119	111	105
Capitalized software, net	133	125	116
Goodwill	714	516	136
Acquired intangible assets	205	131	12
Deferred income taxes	58	62	59
Other assets	10	47	49

Total assets	$2,461	$2,359	$1,883

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$87	$98	$102
Payroll and benefits liabilities	128	99	134
Deferred revenue	392	400	263
Other current liabilities	72	63	70

Total current liabilities	679	660	569

Long-term debt	295	300	—
Pension and other post employment plan liabilities	85	83	85
Other liabilities	37	42	40

Total liabilities	1,096	1,085	694

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	730	706	690
Treasury Stock	(437)	(399)	(399)
Retained earnings	1,052	949	884
Accumulated other comprehensive income	18	16	12

Total stockholders’ equity	1,365	1,274	1,189

Total liabilities and stockholders’ equity	$2,461	$2,359	$1,883

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended June 30
	Three Months		Six Months
	2011	2010	2011	2010
Operating activities
Net income	$103	$74	$168	$141

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19	14	37	28
Stock-based compensation expense	8	6	17	11
Excess tax benefit from stock-based compensation	(6)	(1)	(9)	(2)
Deferred income taxes	5	2	11	11
Gain on investments	(28)	—	(28)	—
Changes in assets and liabilities:
Receivables	56	(47)	13	5
Inventories	6	9	5	(1)
Current payables and accrued expenses	19	24	(30)	(43)
Deferred revenue	(18)	(20)	95	52
Other assets and liabilities	15	1	6	(2)

Net cash provided by operating activities	179	62	285	200

Investing activities
Expenditures for property and equipment	(14)	(11)	(22)	(17)
Additions to capitalized software	(19)	(12)	(38)	(27)
Business acquisitions and other investing activities, net	(220)	(32)	(719)	(32)

Net cash used in investing activities	(253)	(55)	(779)	(76)

Financing activities
Repurchases of common stock	(38)	—	(38)	(71)
Proceeds from long-term borrowings	300	—	600	—
Repayments of long-term borrowings	(300)	—	(300)	—
Excess tax benefit from stock-based compensation	6	1	9	2
Other financing activities, net	8	7	16	12

Net cash (used in) provided by financing activities	(24)	8	287	(57)

Effect of exchange rate changes on cash and cash equivalents	2	(3)	6	(4)

(Decrease) increase in cash and cash equivalents	(96)	12	(201)	63
Cash and cash equivalents at beginning of period	778	712	883	661

Cash and cash equivalents at end of period	$682	$724	$682	$724

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended June 30
	Three Months				Six Months
	2011	2010	% Change As Reported	% Change Constant Currency	2011	2010	% Change As Reported	% Change Constant Currency
Segment Revenue

Americas	$339	$281	21%	20%	$646	$533	21%	20%
EMEA	145	108	34%	20%	270	214	26%	18%
APJ	97	81	20%	8%	171	152	13%	3%

Total revenue	581	470	24%	18%	1,087	899	21%	17%

Segment gross margin

Americas	194	171			369	317
% of Revenue	57.2%	60.9%			57.1%	59.5%
EMEA	76	57			146	114
% of Revenue	52.4%	52.8%			54.1%	53.3%
APJ	46	40			76	73
% of Revenue	47.4%	49.4%			44.4%	48.0%

Total gross margin	316	268			591	504
% of Revenue	54.4%	57.0%			54.4%	56.1%

Selling, general and administrative expenses	165	126			315	244
Research and development expenses	41	36			75	68

Income from operations	$110	$106			$201	$192

% of Revenue	18.9%	22.6%			18.5%	21.4%